EXHIBIT 99.1

Home BancShares, Inc. Announces a 33.1% Increase in First Quarter Earnings

CONWAY, Ark., April 21, 2016 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (NASDAQ:HOMB), parent company of Centennial Bank, today announced a record quarterly profit of $41.4 million, or $0.59 diluted earnings per share for the first quarter of 2016 compared to $31.1 million or $0.46 diluted earnings per share for the same quarter in 2015.  The Company increased its first quarter earnings by $10.3 million or 33.1% for the three months ended March 31, 2016 compared to the same period of the previous year.  The Company also announced $212.8 million in quarterly organic loan growth during the first quarter of 2016 and a core efficiency ratio of 37.52%.

“As anticipated, the Company has started the year with another outstanding quarter,” said John Allison, Chairman. “During the first quarter of 2016, we have continued to achieve and, in some cases, exceed our internal goals.  We organically grew loans by $212.8 million while further improving the core efficiency ratio to 37.52%.  We are well-positioned and committed to making 2016 another remarkable year of maximizing the returns to our shareholders.”

“We are happy to report the first quarter of 2016 as the twentieth consecutive quarter reporting the most profitable quarter in the Company's history,” said Randy Sims, Home BancShares, Inc. Chief Executive Officer. “The 10.7%, or $4.0 million increase in earnings over our previously reported record quarterly earnings is an impressive accomplishment.  For the quarter just ended, the Company also reported excellent results for diluted earnings per share of $0.59 per share and a 1.79% return on average assets.”

“We are pleased with the first quarter’s strong financial results and organic loan growth," added Tracy French, Centennial Bank President and Chief Executive Officer.  “We will continue to use this momentum to seek opportunities to expand our existing footprint or enter new markets.  Our ability to generate and retain a significant amount of capital each quarter leaves us in a position to continue supporting organic growth, but also taking advantage of new opportunities as they are presented.”

Operating Highlights

Net interest margin, on a fully taxable equivalent basis, was 4.81% for the quarter just ended compared to 4.94% for the same quarter in 2015 and compared to 4.95% for the fourth quarter of 2015.  As was expected, accretion yield on purchased loans decreased $2.5 million from $13.2 million for the fourth quarter of 2015 to $10.7 million for first quarter of 2016.  This decline is a result of a slow-down in payoff accretion and the maturing of our acquired loan portfolios.  Our loan interest income per day for the first quarter 2016 was approximately $1,065,000 compared to $1,063,000 for the fourth quarter of 2015.  Although we had a decline in yield accretion on purchased loans there was approximately a $2,000 per day improvement in loan interest income due to our first quarter organic loan growth.   If there had been 92 days in the first quarter of 2016 versus 91 days our proforma loan interest income would have been approximately $98.0 million or a $200,000 increase from the $97.8 million in the fourth quarter of 2015.  As a result, the net interest margin, excluding accretion yield on purchased loans was relatively flat from fourth quarter 2015 to first quarter of 2016 at 4.23% and 4.22%, respectively.

During the first quarter of 2016, the Company recorded a provision for loan loss of $5.7 million compared to $3.8 million in the first quarter of 2015.  This increase of $1.9 million is primarily a result of the $212.8 million organic loan growth generated during the first quarter of 2016 compared to $18.5 million generated in the first quarter of 2015.

The Company reported $19.4 million of non-interest income for the first quarter of 2016, compared to $14.7 million for the first quarter of 2015.  The most important components of the first quarter non-interest income were $7.1 million from other service charges and fees, $5.9 million from service charges on deposits accounts, $2.9 million from mortgage lending income, $1.8 million from other income, and $657,000 from insurance commissions offset by the $362,000 of net amortization on the FDIC indemnification asset.  Other income includes loan recoveries on our FDIC covered transactions and other purchased loans of $594,000.

As a result of the recognized credit improvements in prior years, the Company has been decreasing the base of the indemnification asset to be recognized as FDIC amortization over the weighted average life of the loss-share agreements.  The recognition of this amortization has begun to slow down as the five-year loss-share has expired and only the ten-year loss-share remains.  Consequently, there was a $3.6 million decline of FDIC indemnification amortization from the first quarter of 2015 to the first quarter of 2016.

Non-interest expense, excluding merger expenses for the first quarter of 2016 was $45.6 million compared to $39.3 million for the first quarter of 2015.  This increase is primarily associated with the establishment of the Centennial Commercial Finance Group (“Centennial CFG”) in New York City during the second quarter of 2015, the acquisition of FBBI during the fourth quarter of 2015 and write-downs on vacant properties from closed branches.  For the first quarter of 2016, our core efficiency ratio was 37.52% which is improved from the 40.84% reported for first quarter of 2015.

Financial Condition

Total non-covered loans were $6.79 billion at March 31, 2016 compared to $6.58 billion at December 31, 2015.  Total covered loans were $60.0 million at March 31, 2016 compared to $62.2 million at December 31, 2015.  Total deposits were $6.58 billion at March 31, 2016 compared to $6.44 billion at December 31, 2015.  Total assets were $9.40 billion at March 31, 2016 compared to $9.29 billion at December 31, 2015.

From December 31, 2015 to March 31, 2016, the Company produced approximately $212.8 million of organic non-covered loan growth, of which $77.2 million is associated with loan originations in the legacy footprint with the remaining $135.6 million being associated with Centennial CFG.  Centennial CFG had loans of $851.4 million at March 31, 2016.

Non-performing non-covered loans were $55.4 million as of March 31, 2016, of which $27.4 million, $28.0 million and $25,000 were located in Arkansas, Florida and Alabama, respectively.  Non-performing non-covered loans as a percent of total non-covered loans were 0.82% as of March 31, 2016 compared to 0.92% as of December 31, 2015.  Non-performing non-covered assets were $75.1 million as of March 31, 2016, of which $41.7 million, $32.8 million and $626,000 were located in Arkansas, Florida and Alabama, respectively.  Non-performing non-covered assets as a percent of total non-covered assets were 0.80% as of March 31, 2016 compared to 0.85% as of December 31, 2015.  There were no non-performing assets from Centennial CFG at March 31, 2016.

The Company’s allowance for loan losses for non-covered loans was $69.8 million at March 31, 2016, or 1.03% of total non-covered loans, compared to $66.6 million, or 1.01% of total non-covered loans, at December 31, 2015.  As of March 31, 2016 and December 31, 2015, the allowance for loan losses for non-covered loans plus discount for credit losses on non-covered loans acquired to total non-covered loans plus discount for credit losses on non-covered loans acquired was 2.88% and 3.07%, respectively.  This decrease is primarily the result of organic loan growth in 2016 plus projected credit improvement from previous periods on the acquired impaired loans.  As of March 31, 2016 and December 31, 2015, the Company’s allowance for loan losses for non-covered loans was 126% and 111% of its total non-performing non-covered loans, respectively.

Stockholders’ equity was $1.23 billion at March 31, 2016 compared to $1.20 billion at December 31, 2015, an increase of $28.0 million.  Book value per common share was $17.49 at March 31, 2016 compared to $17.11 at December 31, 2015.  Tangible book value per common share was $11.81 at March 31, 2016 compared to $11.41 at December 31, 2015 for an annualized increase of 14.1%.

Branches

During the first quarter of 2016, the Company received approval to open a deposit-only branch location in New York City during the second quarter of 2016.  In an effort to achieve efficiencies primarily from the acquisitions, the Company closed two Arkansas locations and two Florida locations during the first quarter of 2016 and has plans to close one Florida location during the second quarter of 2016.  The Company currently has 77 branches in Arkansas, 59 branches in Florida, 6 branches in Alabama and a loan production office in New York City.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, April 21, 2016.  We encourage all participants to pre-register for the conference call using the following link:  http://dpregister.com/10082807.  Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the live call.  Participants may pre-register at any time prior to the call and will immediately receive simple instructions via email.  The Home BancShares conference call will also be automatically scheduled as an event in your Outlook calendar.

Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-877-508-9586 and asking for the Home BancShares conference call.  A replay of the call will be available by calling 1-877-344-7529, Passcode: 10082807, which will be available until April 28, 2016 at 10:59 p.m. CT (11:59 ET). Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under “Investor Relations” for 12 months.

General

This release contains forward-looking statements regarding the Company's plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand, the ability to successfully integrate new acquisitions and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Home BancShares, Inc.'s financial results is included in its Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2016.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Our wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, South Alabama and a loan production office in New York City. The Company's common stock is traded through the NASDAQ Global Select Market under the symbol “HOMB.”

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(In thousands)	2016	2015	2015	2015	2015

ASSETS

Cash and due from banks	$115,206	$111,258	$120,262	$116,682	$115,448
Interest-bearing deposits with other banks	42,866	144,565	108,394	87,729	82,123
Cash and cash equivalents	158,072	255,823	228,656	204,411	197,571
Federal funds sold	7,050	1,550	-	-	6,100
Investment securities - available-for-sale	1,207,773	1,206,580	1,141,405	1,080,000	1,069,745
Investment securities - held-to-maturity	299,050	309,042	324,949	336,993	344,518
Loans receivable not covered by loss share	6,792,170	6,579,401	5,900,175	5,499,028	4,929,989
Loans receivable covered by FDIC loss share	60,042	62,170	105,414	159,891	169,460
Allowance for loan losses	(72,306)	(69,224)	(63,659)	(60,258)	(56,526)
Loans receivable, net	6,779,906	6,572,347	5,941,930	5,598,661	5,042,923
Bank premises and equipment, net	210,764	212,163	205,505	209,425	209,326
Foreclosed assets held for sale not covered by loss share	19,657	18,526	18,204	16,539	17,402
Foreclosed assets held for sale covered by FDIC loss share	545	614	2,612	4,472	6,309
FDIC indemnification asset	8,656	9,284	11,290	15,874	19,435
Cash value of life insurance	85,538	85,146	75,281	75,015	74,722
Accrued interest receivable	28,833	29,132	26,977	24,447	23,542
Deferred tax asset, net	69,564	71,565	63,075	62,088	59,594
Goodwill	377,983	377,983	322,728	322,728	322,728
Core deposit and other intangibles	20,597	21,443	18,828	19,816	20,916
Other assets	123,463	117,924	134,113	103,913	99,143
Total assets	$9,397,451	$9,289,122	$8,515,553	$8,074,382	$7,513,974

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$1,562,565	$1,456,624	$1,409,949	$1,406,051	$1,328,689
Savings and interest-bearing transaction accounts	3,602,868	3,551,684	3,230,722	3,099,522	3,120,803
Time deposits	1,412,086	1,430,201	1,312,343	1,372,463	1,452,733
Total deposits	6,577,519	6,438,509	5,953,014	5,878,036	5,902,225
Federal funds purchased	-	-	-	-	-
Securities sold under agreements to repurchase	121,906	128,389	134,142	150,746	178,615
FHLB borrowed funds	1,336,233	1,405,945	1,216,152	866,907	277,477
Accrued interest payable and other liabilities	73,185	55,696	60,141	56,166	55,268
Subordinated debentures	60,826	60,826	60,826	60,826	60,826
Total liabilities	8,169,669	8,089,365	7,424,275	7,012,681	6,474,411

Stockholders' equity
Common stock	702	701	680	677	676
Capital surplus	862,827	867,981	782,500	780,731	779,856
Retained earnings	357,788	326,898	299,984	274,409	248,951
Accumulated other comprehensive income	6,465	4,177	8,114	5,884	10,080
Total stockholders' equity	1,227,782	1,199,757	1,091,278	1,061,701	1,039,563
Total liabilities and stockholders' equity	$9,397,451	$9,289,122	$8,515,553	$8,074,382	$7,513,974

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
(In thousands)	2016	2015	2015	2015	2015	2016	2015

Interest income
Loans	$96,913	$97,772	$88,671	$82,360	$75,487	$96,913	$75,487
Investment securities
Taxable	5,450	5,865	5,157	5,130	5,543	5,450	5,543
Tax-exempt	2,815	2,879	2,789	2,774	2,752	2,815	2,752
Deposits - other banks	102	66	32	44	91	102	91
Federal funds sold	4	9	4	3	8	4	8

Total interest income	105,284	106,591	96,653	90,311	83,881	105,284	83,881

Interest expense
Interest on deposits	3,634	3,357	3,045	3,311	3,258	3,634	3,258
Federal funds purchased	1	1	1	1	1	1	1
FHLB borrowed funds	3,070	2,641	2,030	1,053	1,050	3,070	1,050
Securities sold under agreements to repurchase	145	140	146	163	172	145	172
Subordinated debentures	377	351	340	334	329	377	329

Total interest expense	7,227	6,490	5,562	4,862	4,810	7,227	4,810

Net interest income	98,057	100,101	91,091	85,449	79,071	98,057	79,071
Provision for loan losses	5,677	8,890	7,106	5,381	3,787	5,677	3,787
Net interest income after
provision for loan losses	92,380	91,211	83,985	80,068	75,284	92,380	75,284

Non-interest income
Service charges on deposit accounts	5,929	6,528	6,250	6,056	5,418	5,929	5,418
Other service charges and fees	7,117	6,827	6,644	6,499	6,216	7,117	6,216
Trust fees	404	365	398	1,186	432	404	432
Mortgage lending income	2,863	2,404	3,132	2,955	1,932	2,863	1,932
Insurance commissions	657	513	548	640	567	657	567
Income from title services	4	54	28	36	34	4	34
Increase in cash value of life insurance	395	328	268	295	308	395	308
Dividends from FHLB, FRB, Bankers' bank & other	620	431	433	419	415	620	415
Gain on acquisitions	-	-	-	-	1,635	-	1,635
Gain on sale of SBA loans	-	390	151	-	-	-	-
Gain (loss) on sale of premises & equipment, net	(53)	23	(266)	21	8	(53)	8
Gain (loss) on OREO, net	96	(507)	(40)	(263)	493	96	493
Gain (loss) on securities, net	10	-	-	-	4	10	4
FDIC indemnification accretion/(amortization), net	(362)	(1,239)	(1,994)	(2,202)	(3,956)	(362)	(3,956)
Other income	1,757	1,139	993	1,385	1,164	1,757	1,164

Total non-interest income	19,437	17,256	16,545	17,027	14,670	19,437	14,670

Non-interest expense
Salaries and employee benefits	23,958	23,841	22,225	22,056	19,390	23,958	19,390
Occupancy and equipment	6,671	6,700	6,540	6,678	6,049	6,671	6,049
Data processing expense	2,664	2,673	2,619	3,063	2,419	2,664	2,419
Other operating expenses	12,355	15,785	13,209	11,453	12,855	12,355	12,855

Total non-interest expense	45,648	48,999	44,593	43,250	40,713	45,648	40,713

Income before income taxes	66,169	59,468	55,937	53,845	49,241	66,169	49,241
Income tax expense	24,742	22,035	20,196	19,939	18,122	24,742	18,122
Net income	$41,427	$37,433	$35,741	$33,906	$31,119	$41,427	$31,119

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars and shares in thousands,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
except per share data)	2016	2015	2015	2015	2015	2016	2015

PER SHARE DATA

Diluted earnings per common share	$0.59	$0.54	$0.52	$0.50	$0.46	$0.59	$0.46
Diluted earnings per common share excluding merger expenses	0.59	0.56	0.53	0.50	0.47	0.59	0.47
Diluted earnings per common share excluding intangible amortization	0.60	0.54	0.53	0.51	0.47	0.60	0.47
Basic earnings per common share	0.59	0.53	0.53	0.50	0.46	0.59	0.46
Dividends per share - common	0.150	0.150	0.150	0.125	0.125	0.150	0.125
Book value per common share	17.49	17.11	16.05	15.67	15.38	17.49	15.38
Tangible book value per common share	11.81	11.41	11.03	10.61	10.30	11.81	10.30

STOCK INFORMATION

Average common shares outstanding	70,195	70,117	67,869	67,632	67,589	70,195	67,589
Average diluted shares outstanding	70,344	70,308	68,081	67,915	67,923	70,344	67,923
End of period common shares outstanding	70,190	70,121	68,000	67,774	67,577	70,190	67,577

ANNUALIZED PERFORMANCE METRICS

Return on average assets	1.79%	1.62%	1.72%	1.72%	1.67%	1.79%	1.67%
Return on average assets excluding intangible amortization	1.89%	1.72%	1.83%	1.83%	1.79%	1.89%	1.79%
Return on average assets excluding intangible amortization, provision for loan losses, merger expenses, bargain purchase gain, gain on life insurance proceeds and income taxes (Core ROA)	3.27%	3.27%	3.24%	3.20%	3.04%	3.27%	3.04%
Return on average common equity	13.77%	12.53%	13.23%	12.98%	12.33%	13.77%	12.33%
Return on average tangible common equity excluding intangible amortization	20.79%	19.07%	19.76%	19.68%	18.99%	20.79%	18.99%
Efficiency ratio	37.50%	40.32%	39.79%	40.39%	41.41%	37.50%	41.41%
Core efficiency ratio	37.52%	37.86%	39.30%	40.30%	40.84%	37.52%	40.84%
Net interest margin - FTE	4.81%	4.95%	5.03%	5.00%	4.94%	4.81%	4.94%
Fully taxable equivalent adjustment	$1,973	$2,025	$1,951	$1,879	$1,855	$1,973	$1,855
Total revenue	124,721	123,847	113,198	107,338	98,551	124,721	98,551

EARNINGS EXCLUDING
INTANGIBLE AMORTIZATION

GAAP net income available to common shareholders	$41,427	$37,433	$35,741	$33,906	$31,119	$41,427	$31,119
Intangible amortization after-tax	514	524	600	669	686	514	686
Earnings excluding intangible amortization	$41,941	$37,957	$36,341	$34,575	$31,805	$41,941	$31,805

GAAP diluted earnings per share	$0.59	$0.54	$0.52	$0.50	$0.46	$0.59	$0.46
Intangible amortization after-tax	0.01	-	0.01	0.01	0.01	0.01	0.01
Diluted earnings per share excluding intangible amortization	$0.60	$0.54	$0.53	$0.51	$0.47	$0.60	$0.47

OTHER OPERATING EXPENSES

Advertising	$823	$644	$906	$657	$779	$823	$779
Merger and acquisition expenses	-	2,909	474	-	1,417	-	1,417
Amortization of intangibles	845	862	988	1,100	1,129	845	1,129
Electronic banking expense	1,456	1,283	1,352	1,299	1,232	1,456	1,232
Directors' fees	275	262	233	281	295	275	295
Due from bank service charges	305	304	291	286	215	305	215
FDIC and state assessment	1,446	1,443	1,276	1,172	1,396	1,446	1,396
Insurance	533	642	617	617	666	533	666
Legal and accounting	523	537	338	706	447	523	447
Other professional fees	925	1,231	947	560	488	925	488
Operating supplies	436	473	464	509	434	436	434
Postage	286	299	293	295	309	286	309
Telephone	487	499	444	470	504	487	504
Other expense	4,015	4,397	4,586	3,501	3,544	4,015	3,544

Total other operating expenses	$12,355	$15,785	$13,209	$11,453	$12,855	$12,355	$12,855

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands)	2016	2015	2015	2015	2015

BALANCE SHEET RATIOS

Total loans to total deposits	104.18%	103.15%	100.88%	96.27%	86.40%
Common equity to assets	13.1%	12.9%	12.8%	13.1%	13.8%
Tangible common equity to tangible assets	9.2%	9.0%	9.2%	9.3%	9.7%

ALLOWANCE FOR LOAN LOSSES

Non-Covered
Balance, beginning of period	$66,636	$60,581	$55,877	$52,731	$52,471
Loans charged off	3,876	4,316	3,966	3,339	3,150
Recoveries of loans previously charged off	1,343	1,188	535	1,184	541
Net loans (recovered)/charged off	2,533	3,128	3,431	2,155	2,609
Provision for loan losses	5,677	8,890	7,106	5,301	2,869
Reclass of provision for loan losses attributable to FDIC loss share agreements	-	293	1,029	-	-
Balance, end of period	$69,780	$66,636	$60,581	$55,877	$52,731

Discount for credit losses on non-covered loans acquired	129,837	139,498	134,131	131,746	134,699
Net (recoveries) charge-offs on loans not covered by loss share to average non-covered loans	0.15%	0.19%	0.24%	0.16%	0.22%
Allowance for loan losses for non-covered loans to total non-covered loans	1.03%	1.01%	1.03%	1.02%	1.07%
Allowance for loan losses for non-covered loans plus discount for credit losses on non-covered loans acquired to total non-covered loans plus discount for credit losses on non-covered loans acquired	2.88%	3.07%	3.23%	3.33%	3.70%

Covered
Balance, beginning of period	$2,588	$3,078	$4,381	$3,795	$2,540
Loans charged off	71	158	251	-	772
Recoveries of loans previously charged off	9	(39)	(318)	186	265
Net loans charged off/(recovered)	62	197	569	(186)	507
Provision for loan losses forecasted outside of loss share	-	-	295	-	(295)
Provision for loan losses before benefit attributable to FDIC loss share agreements	-	-	-	400	2,057
Benefit attributable to FDIC loss share agreements	-	-	(295)	(320)	(844)
Net provision for loan losses	-	-	-	80	918
Reclass of provision for loan losses attributable to FDIC loss share agreements	-	(293)	(1,029)	-	-
Increase (decrease) in FDIC indemnification asset	-	-	295	320	844
Balance, end of period	$2,526	$2,588	$3,078	$4,381	$3,795

Total allowance for loan losses	$72,306	$69,224	$63,659	$60,258	$56,526

NON-PERFORMING ASSETS
NOT COVERED BY LOSS SHARE

Non-performing non-covered loans
Non-accrual non-covered loans	$33,409	$36,374	$37,405	$29,033	$25,354
Non-covered loans past due 90 days or more	22,008	23,845	11,390	10,847	12,160
Total non-performing non-covered loans	55,417	60,219	48,795	39,880	37,514
Other non-performing non-covered assets
Non-covered foreclosed assets held for sale, net	19,657	18,526	18,204	16,539	17,402
Other non-performing non-covered assets	-	38	14	12	-
Total other non-performing non-covered assets	19,657	18,564	18,218	16,551	17,402
Total non-performing non-covered assets	$75,074	$78,783	$67,013	$56,431	$54,916

Allowance for loan losses for non-covered loans to non-performing non-covered loans	125.92%	110.66%	124.15%	140.11%	140.56%
Non-performing non-covered loans to total non-covered loans	0.82%	0.92%	0.83%	0.73%	0.76%
Non-performing non-covered assets to total non-covered assets	0.80%	0.85%	0.80%	0.71%	0.75%

Home BancShares, Inc.
Loan Information
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands)	2016	2015	2015	2015	2015

LOANS NOT COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$2,889,735	$2,968,147	$2,655,882	$2,477,688	$2,042,781
Construction/land development	976,098	943,095	805,003	796,589	733,564
Agricultural	75,763	75,027	75,233	81,633	82,985
Residential real estate loans
Residential 1-4 family	1,145,080	1,130,714	1,055,504	997,952	976,719
Multifamily residential	437,721	429,872	392,483	321,593	274,515
Total real estate	5,524,397	5,546,855	4,984,105	4,675,455	4,110,564
Consumer	50,090	52,258	46,677	48,320	51,852
Commercial and industrial	1,070,139	850,357	749,846	658,501	641,411
Agricultural	63,482	67,109	78,217	72,766	58,317
Other	84,062	62,822	41,330	43,986	67,845
Loans receivable not covered by loss share	$6,792,170	$6,579,401	$5,900,175	$5,499,028	$4,929,989

LOANS COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$192	$188	$25,903	$54,777	$58,251
Construction/land development	1,702	1,692	7,836	24,003	25,495
Agricultural	-	-	735	848	875
Residential real estate loans
Residential 1-4 family	57,243	59,565	66,447	72,002	76,758
Multifamily residential	379	384	1,200	1,394	1,421
Total real estate	59,516	61,829	102,121	153,024	162,800
Consumer	-	-	10	17	17
Commercial and industrial	414	230	2,682	6,118	5,887
Agricultural	-	-	-	-	-
Other	112	111	601	732	756
Loans receivable covered by loss share	$60,042	$62,170	$105,414	$159,891	$169,460

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2016			December 31, 2015
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$113,831	$102	0.36%	$118,854	$66	0.22%
Federal funds sold	3,049	4	0.53%	12,143	9	0.29%
Investment securities - taxable	1,177,595	5,450	1.86%	1,165,060	5,865	2.00%
Investment securities - non-taxable - FTE	338,988	4,598	5.46%	346,909	4,705	5.38%
Loans receivable - FTE	6,729,060	97,103	5.80%	6,535,714	97,971	5.95%
Total interest-earning assets	8,362,523	107,257	5.16%	8,178,680	108,616	5.27%
Non-earning assets	968,099			973,962
Total assets	$9,330,622			$9,152,642

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$3,593,914	$2,018	0.23%	$3,522,713	$1,742	0.20%
Time deposits	1,393,591	1,616	0.47%	1,449,881	1,615	0.44%
Total interest-bearing deposits	4,987,505	3,634	0.29%	4,972,594	3,357	0.27%
Federal funds purchased	610	1	0.66%	708	1	0.56%
Securities sold under agreement to repurchase	128,897	145	0.45%	135,134	140	0.41%
FHLB borrowed funds	1,368,457	3,070	0.90%	1,242,496	2,641	0.84%
Subordinated debentures	60,826	377	2.49%	60,826	351	2.29%
Total interest-bearing liabilities	6,546,295	7,227	0.44%	6,411,758	6,490	0.40%
Non-interest bearing liabilities
Non-interest bearing deposits	1,514,169			1,488,714
Other liabilities	59,891			66,531
Total liabilities	8,120,355			7,967,003
Shareholders' equity	1,210,267			1,185,639
Total liabilities and shareholders' equity	$9,330,622			$9,152,642
Net interest spread			4.72%			4.87%
Net interest income and margin - FTE		$100,030	4.81%		$102,126	4.95%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2016			March 31, 2015
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$113,831	$102	0.36%	$151,693	$91	0.24%
Federal funds sold	3,049	4	0.53%	15,290	8	0.21%
Investment securities - taxable	1,177,595	5,450	1.86%	1,081,613	5,543	2.08%
Investment securities - non-taxable - FTE	338,988	4,598	5.46%	327,984	4,504	5.57%
Loans receivable - FTE	6,729,060	97,103	5.80%	5,068,580	75,590	6.05%
Total interest-earning assets	8,362,523	107,257	5.16%	6,645,160	85,736	5.23%
Non-earning assets	968,099			896,648
Total assets	$9,330,622			$7,541,808

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$3,593,914	$2,018	0.23%	$3,040,876	$1,474	0.20%
Time deposits	1,393,591	1,616	0.47%	1,335,984	1,784	0.54%
Total interest-bearing deposits	4,987,505	3,634	0.29%	4,376,860	3,258	0.30%
Federal funds purchased	610	1	0.66%	1,125	1	0.36%
Securities sold under agreement to repurchase	128,897	145	0.45%	179,561	172	0.39%
FHLB borrowed funds	1,368,457	3,070	0.90%	639,251	1,050	0.67%
Subordinated debentures	60,826	377	2.49%	60,826	329	2.19%
Total interest-bearing liabilities	6,546,295	7,227	0.44%	5,257,623	4,810	0.37%
Non-interest bearing liabilities
Non-interest bearing deposits	1,514,169			1,227,323
Other liabilities	59,891			33,381
Total liabilities	8,120,355			6,518,327
Shareholders' equity	1,210,267			1,023,481
Total liabilities and shareholders' equity	$9,330,622			$7,541,808
Net interest spread			4.72%			4.86%
Net interest income and margin - FTE		$100,030	4.81%		$80,926	4.94%

FOR MORE INFORMATION CONTACT:

Jennifer C. Floyd
Chief Accounting Officer &
Investor Relations Officer
Home BancShares, Inc.
(501) 339-2929